EVB Celebrates 100 Years of Serving its Communities

Happy 100th Anniversary

A Century of Community Banking

1910 2010

EVB®

EASTERN VIRGINIA BANKSHARES

Annual Stockholders' Meeting

April 15, 2010

The Year – Recap Highlights

- 2009 most tumultuous since Great Depression
- Started in 2008 and continued through 2009
- Nation faced with enormous hurdles:
  - Fallout resulting from subprime loan market
  - Government's takeover of FHLMC and FNMA
  - Financial collapse of 140 banks
  - Unemployment reaching double digits
  - Stock and home values plummeting

Events Impacting EVB's Earnings and Stockholders

- Trust Preferred Securities in Company Bond Portfolio
- Decision to Withdraw First Capital Merger Application
- FDIC Premiums
- Economy – Slow Affecting Loan Portfolio

Trust Preferred Securities

- Securities comprising banks
- Very safe and sound strategy when purchased
- At acquisition, historical performance reflected no defaults --highly rated
- Purchase strategy:

  Mitigate risk – Carried floating rate
- As economy experienced bank failures, securities impacted, resulting in decline in market value
- De-risk – restructure portfolio – recognize loss
- Removal should strengthen balance sheet

Merger Application Withdrawal

- Mutual agreement to terminate definitive merger agreement
- Major obstacle
  - Current regulatory environment
- Continued delay would potentially weaken both companies:
  - Postponed strategic planning
  - Brand awareness diminishing

FDIC Premiums

Year	Amount Paid
2008	$ 500,000
2009	$1.71 million
2010 projected	$1.90 million
Prepayment next 3 years	$5.43 million

Economic Impact

- There are still many uncertainties in our economy. Have we hit the bottom?
- Unemployment figures continue to impact the workforce, which impacts customers' ability to borrow and service current loans.
- Business spending is sluggish.

Major Challenges Facing Community Banks

- Credit Quality
- Compression of Net Interest Margin
- Maintaining Customer Confidence
- Regulatory Burdens
- Recovery Expected to be Slow

Financial Overview

- Returned to quarterly profitability 4th quarter despite:
  - Prepaying premiums over next 3 years
  - Reserving for anticipated bank failures
  - Reserving for loan loss reserve

- Cautiously optimistic

  Hopeful that this is an indication that we are seeing a trend in returning to restoration of profitability

Financial Overview

Eastern Virginia Bankshares, Inc.
Quarterly Financial Results

	2009				2010
	Q2	Q3	Q4		Q1
Interest income	$ 14,656	$ 14,047	$ 14,091		$ 13,660
Interest expense	6,464	5,990	5,227		4,650
Net interest income	8,192	8,057	8,864	-	9,010
Noninterest income	1,626	1,655	1,545		1,490
Noninterest expense	8,036	7,313	7,920		7,885
Income before provision and gains/(losses)	**1,782**	**2,399**	**2,489**	-	**2,615**
Provision for loan losses	750	850	1,700		1,850
Gains/(losses)	(3,895)	(14,872)	(105)		634
Pretax income	(2,863)	(13,323)	684	-	1,399
Income tax/(benefit)	(1,092)	(4,805)	(78)		65
Net Income/(loss)	$ (1,771)	$ (8,518)	$ 762	$-	$ 1,334
Effective preferred dividend	372	372	373		372
Net income available to common shareholders	$ (2,143)	$ (8,890)	$ 389	$-	$ 962
Net interest margin	3.27%	3.17%	3.54%		3.71%
Efficiency	80.18%	73.60%	77.13%		73.82%

Moving Forward

- Provide our Customers with a *TOTAL CUSTOMER SOLUTION*

- What is this?
  - Build comprehensive suite of financial services
  - WOW Service
  - Relationship Building
  - Share of Wallet

Moving forward continued…

- Formation of Small Business Unit
  - Dedicated Resources to Creation of Division
  - Recognized Opportunity
  - Larger Banks Not Proactively Seeking Small Business

Focus for 2010

- Core Deposits
- Liquidity
- Loan growth

Centennial

- Celebrate 100 years of Serving Community
- Few Companies Enjoy this Status – Particularly in this Environment
- Persevered through:
  - Great Depression
  - 1970s Recession
  - S&L Crisis of the 80s
  - Bank Merger and Acquisition Frenzy of 1990s

Celebrate Centennial

- Join Us in Celebrating this Milestone
  - May 7 designated as "*EVB Day*" in Branches
  - Be on the Lookout for Many Other Exciting Activities Leading Up to Anniversary and Throughout Year
  - Special Video Projected at Conclusion of Meeting
    - Many of your family, friends, and neighbors captured in this video.
  - Join us for Anniversary Cake to be Served at Conclusion of Meeting

Robert L. Covington Remembered

- Robert L. Covington
  - Faithfully served our company for 40 years
  - Gentleman of highest integrity, keen intellect, wisdom
  - Led by example
  - Respected by all
  - Staunch supporter of his bank
  - Served his community tirelessly
  - Model husband and father

Your Company

- Eastern Virginia Bankshares continues to be, as it has for 100 years:
  - Safe
  - Solid
  - Sound
  - Conservative and prudent in business practices

Thank You

- Thank you for your loyalty, support, and investment in Eastern Virginia Bankshares.

EASTERN VIRGINIA BANKSHARES